FUND LIQUIDATIONS:

WisdomTree Global Natural Resources Fund
WisdomTree Global ex-U.S. Utilities Fund
WisdomTree Commodity Country Equity Fund


   Registrant incorporates by reference Form 497, dated and filed on August 25, 2016.
   (SEC Accession No. 0001193125-16-690625)